EXHIBIT 5

                            OPINION OF JOEL BERNSTEIN

                                   Law Offices

                              JOEL BERNSTEIN, ESQ.,
                              2666 Tigertail Avenue
                                    Suite 104
                                 Miami, FL 33133



January 24, 2005

NETFRAN DEVELOPMENT CORP.
2801 N.E. 208th Terrace, 2nd Floor
Aventura, FL 33180

Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,091,683 shares of your Common Stock (the "Shares") to be issued pursuant to employee stock options and consulting agreements.

I am of the opinion that, when issued and sold in the manner described in the employee stock options and consulting agreements, the Shares will be legally and validly issued, fully paid and non-assessable.

I consent to the use of my name wherever appearing in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                                                  Yours very truly,



                                                   /s/ Joel Bernstein, Esq.

                                                  -----------------------------
                                                   Joel Bernstein, Esq.,